Exhibit 99.1

Sisecam Resources LP Announces Quarterly Cash Distribution

ATLANTA -- (April 29, 2022) -- Sisecam Resources LP (the "Partnership") (NYSE: SIRE) announced that the board of directors of its general partner unanimously approved today its quarterly distribution. The quarterly distribution of $0.50 for the first quarter of 2022 is payable on May 18, 2022, to unitholders of record on May 10, 2022.

ABOUT SISECAM RESOURCES LP
Sisecam Resources LP, a master limited partnership, operates the trona ore mining and soda ash production business of Sisecam Wyoming LLC, one of the largest and lowest cost producers of natural soda ash in the world, serving a global market from its facility in the Green River Basin of Wyoming. The facility has been in operation for more than 50 years.

FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Partnership's filings with the United States Securities and Exchange Commission. The Partnership undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Qualified Notice
This release is intended to be a qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that 100 percent of the Partnership's distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of the Partnership's distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Contacts
Sisecam Resources LP

Investor Relations
M. Nedim Kulaksizoglu
Chief Financial Officer
(770) 375-2321
NKULAKSIZOGLU@sisecam.com